EXHIBIT A
to the Fund Administration and Accounting Agreement
between Direxion Shares ETF Trust and The Bank of New York

NON-LEVERAGED FUNDS

Direxion Auto Shares
Direxion Airline Shares

LEVERAGED FUNDS

Direxion Daily 2-Year Treasury Bull 3X Shares	Direxion Daily 2-Year Treasury Bear 3X Shares
Direxion Daily 5-Year Treasury Bull 3X Shares	Direxion Daily 5-Year Treasury Bear 3X Shares
Direxion Daily 10-Year Treasury Bull 3X Shares	Direxion Daily 10-Year Treasury Bear 3X Shares
Direxion Daily 30-Year Treasury Bull 3X Shares	Direxion Daily 30-Year Treasury Bear 3X Shares
Direxion Daily Agribusiness Bull 3X Shares	Direxion Daily Agribusiness Bear 3X Shares
Direxion Daily Basic Materials Bull 3X Shares	Direxion Daily Basic Materials Bear 3X Shares
Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares
Direxion Daily BRIC Bull 2X Shares	Direxion Daily BRIC Bear 2X Shares
Direxion Daily Canada Bull 3X Shares	Direxion Daily Canada Bear 3X Shares
Direxion Daily China Bull 3X Shares	Direxion Daily China Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares	Direxion Daily Consumer Discretionary Bear 3X Shares
Direxion Daily Consumer Staples Bull 3X Shares	Direxion Daily Consumer Staples Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares
Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Global Infrastructure Bull 3X Shares	Direxion Daily Global Infrastructure Bear 3X Shares
Direxion Daily Gold Miners Bull 3X Shares	Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares	Direxion Daily Healthcare Bear 3X Shares
Direxion Daily Homebuilders Bull 3X Shares	Direxion Daily Homebuilders Bear 3X Shares
Direxion Daily Home Construction Bull 3X Shares	Direxion Daily Home Construction Bear 3X Shares
Direxion Daily India Bull 2X Shares	Direxion Daily India Bear 2X Shares
Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares
Direxion Daily Large Cap Bull 3X Shares	Direxion Daily Large Cap Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares	Direxion Daily Latin America Bear 3X Shares
Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares	Direxion Daily Retail Bear 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500 Bull 3X Shares	Direxion Daily S&P 500 Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares
Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily Water Bull 3X Shares	Direxion Daily Water Bear 3X Shares
Direxion Daily Wind Energy Bull 3X Shares	Direxion Daily Wind Energy Bear 3X Shares

Dated: February 10, 2010